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PRICING SUPPLEMENT                                  Filing under Rule 424(b)(3)
                                                    File No. 33-60271


                           PROSPECTUS SUPPLEMENT NO. 2
                               DATED JUNE 27, 1997
                        TO PROSPECTUS DATED JUNE 30, 1995

                       VIRGINIA ELECTRIC AND POWER COMPANY
                  MEDIUM-TERM NOTES, SERIES F - FIXED RATE NOTE
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE


PRESENTING AGENT: MERRILL LYNCH & CO.
ACTING AS:   AGENT (X)   PRINCIPAL ( )

IF ACTING AS PRINCIPAL, NOTES WI LL BE RESOLD TO THE PUBLIC AT:
                                      ( ) A FIXED PRICE OF 100% OF PRINCIPAL
                                      ( ) VARYING PRICES BASED ON MARKET RATES

IF ACTING AS AGENT, NOTES WILL BE SOLD AT 100% OF PRINCIPAL

         Prinicpal Amount:........................................$ 20,000,000
         Presenting Agent's Commission:...........................$     50,000
         Net Proceeds to the Company:.............................$ 19,950,000
         Interest Rate:...........................................        6.35%
         Original Issue Date:.....................................    07/02/97
         Stated Maturity:.........................................    07/02/99
         Specified Currency (U.S. Dollars unless noted):..........
         Authorized Denominations (if other than U.S. $1,000
                   and integral multiples thereof):...............
         Initial Redemption Date:.................................
         Initial Redemption Percentage:...........................
         Annual Redemption Percentage Reduction:..................
         Limitation Date:.........................................
         Refunding Rate:..........................................
         Interest Payment Dates (if other than January 1
                   and July 1 of each year):......................
         Additional Terms (if any):...............................




(X) BOOK ENTRY NOTE                                  ( ) CERTIFICATED NOTE